EXHIBIT 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350
     Pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, I, David Thompson, Secretary and Chief Financial Officer, certify that:
     1. To my knowledge, this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     2. To my knowledge, the information in this report fairly presents, in all material respects, the financial condition and results of operations of International Absorbents Inc. as of April 30, 2005.

Date: September 9, 2005	/s/ DAVID THOMPSON

David Thompson
Secretary and Chief Financial Officer